                              ASSET PURCHASE AGREEMENT


       This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 17th day of December, 1998, by and among PRICKLY PEAR PAPER, INC., an Arizona corporation ("PPPI"), SUSAN HAZAN, an Arizona resident ("Hazan"), and PAPER WAREHOUSE, INC., a Minnesota corporation ("Paper Warehouse").

                                      RECITALS

       WHEREAS, PPPI is currently engaged in business as a discount seller of various paper products and related items;

       WHEREAS, PPPI is currently a franchisee of Paper Warehouse Franchising, Inc., a Minnesota corporation and a subsidiary of Paper Warehouse, in the operation of four Paper Warehouse-Registered Trademark- stores (store #'s 401, 402, 403, and 404) located in Tucson, Arizona (each a "Store" and collectively, the "Stores") pursuant to the terms of those certain Paper Warehouse-Registered Trademark- Franchise Agreements dated July 21, 1988 (for Store # 401), July 21, 1988 (for Store # 402), October 1, 1995 (for Store # 403), and September 1, 1997 (for Store # 404), (the "Franchise Agreements");

       WHEREAS, Hazan is the majority (95%) shareholder of PPPI; and

       WHEREAS, Paper Warehouse desires to acquire substantially all of the assets of PPPI used in connection with the Stores pursuant to the terms described below.

                                     AGREEMENT

       NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties to this Agreement hereby agree as follows:

                                      ARTICLE I
                                  PURCHASE OF ASSETS

       Subject to the terms and conditions stated herein, PPPI agrees to transfer, assign, convey and deliver to Paper Warehouse at the Closing (as defined below in Section 9.1) and as of the Effective Date (as defined below in
Section 9.1) all of PPPI's property and assets that are used in connection with the business of any of the Stores (the "Purchased Assets"). The Purchased Assets shall include:

       1.1 INVENTORY. All inventory of each of the Stores (the "Inventory") which will be based on a physical count of the inventory of the Stores conducted on November 5, 1998 and November 9, 1998 by RGIS Inventory Service.

       1.2 FURNITURE, FIXTURES AND EQUIPMENT. All furniture, fixtures and equipment of each of the Stores as identified on SCHEDULE 1.2 attached hereto (the "Fixtures").

       1.3 LEASES. The portion of PPPI's right, title and interest (including the rent deposit thereunder) in and to those certain real estate leases to which PPPI is a party or by which PPPI is bound which Paper Warehouse specifically assumes pursuant to Section 2.3(a) of this Agreement.

       1.4 CONTRACTS. The portion of PPPI's right, title and interest in and to those certain contracts and other obligations to which PPPI is a party or by which PPPI is bound which Paper Warehouse specifically assumes pursuant to
Section 2.3(b) of this Agreement.

       1.5 INTANGIBLES. All of PPPI's right, title and interest in and to all trademarks, service marks, trade names, assumed names and other intangibles, including goodwill, relating to each of the Stores.

       The Purchased Assets shall not include (i) PPPI's cash, (ii) PPPI's minute books, stock records, financial records and similar records or (ii) PPPI's right, title and interest in and to any of its accounts receivable that are accrued as of the Effective Date but not yet paid as of the Closing Date. Paper Warehouse shall have reasonable access to such records of PPPI to the extent reasonably necessary for the operation of its business after the Closing and the preparation of its tax returns and financial statements.


                                      ARTICLE II
                             CONSIDERATION FOR THE ASSETS

       Subject to the terms and conditions stated herein, Paper Warehouse agrees to acquire the Purchased Assets and in exchange therefore shall deliver to PPPI the following consideration:

       2.1 PURCHASE PRICE. The purchase price for the Purchased Assets will be $1,206,000 cash (the "Cash Purchase Price") plus 70,749 shares of common stock of Paper Warehouse (the "Paper Warehouse Common Stock") valued at a price per share equal to the closing sale price of such common stock as reported by the Nasdaq National Market on the Closing Date. The sum of the Cash Purchase Price and the value of the Paper Warehouse Common Stock (as determined above) is referred to in this Agreement as the "Purchase Price". The Purchase Price will be paid as follows:

              (a) On the Closing Date, Paper Warehouse will pay by check or wire transfer $1,085,400 in cash. At the sole discretion of Paper Warehouse, portions of such amount may be paid directly to third parties to pay, on behalf of PPPI, the obligations of PPPI not assumed by Paper Warehouse pursuant to the terms of this Agreement. Any portion of such amount not paid directly to third parties shall be paid by Paper Warehouse to PPPI, and Paper Warehouse will provide an accounting of any payments made to third parties;

              (b) On the Closing Date, Paper Warehouse will deliver to PPPI certificates representing the Paper Warehouse Common Stock;

              (c) On or before December 31, 1998, Paper Warehouse will pay by check or wire transfer $120,600 in cash. Such amount shall be non-interest bearing and, at the sole discretion of Paper Warehouse, portions of such amount may be paid directly to third parties to pay, on behalf of PPPI, the obligations of PPPI not assumed by Paper Warehouse pursuant to the terms of this Agreement. Any portion of such amount not paid directly to third parties shall be paid by Paper Warehouse to PPPI, and Paper Warehouse will provide an accounting of any payments made to third parties.

       2.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as follows:

              Inventory:                  $751,000
              Fixtures:                   $317,000
              Rent Deposits               $14,000
              Intangibles; Goodwill       $124,000 plus the value of the Paper
                                          Warehouse Common Stock (as determined
                                          above)

       Each of the parties agrees to report the transactions contemplated by this Agreement, including reporting for income tax and other tax purposes, consistent with such allocation.

       2.3 ASSUMPTION OF LEASE AND OTHER CONTRACTS. On the Closing Date, Paper Warehouse will assume:

              (a) All of PPPI's obligations under the real estate leases of PPPI listed on SCHEDULE 3.9 attached hereto which Paper Warehouse designates as acquired or assumed on such Schedule which arise after or relate to the period following the Effective Date (and specifically excluding any obligations relating to periods on or prior to the Effective Date), as further set forth in the Assignment and Assumption of Leases, a copy of which is attached hereto as EXHIBIT 2.3(a); and

              (b) All of PPPI's obligations under the contracts and other obligations of PPPI listed on SCHEDULE 3.10 attached hereto which Paper Warehouse designates as acquired or assumed on such Schedule which arise after or relate to the period following the Effective Date (and specifically excluding any obligations relating to periods on or prior to the Effective Date), as further set forth in the Assignment and Assumption of Contracts, a copy of which is attached as EXHIBIT 2.3(b).

       2.4 NO GENERAL ASSUMPTION OF LIABILITIES. Except as expressly stated in Sections 2.3(a) and 2.3(b), Paper Warehouse shall not and does not assume any debts, liabilities, or obligations of any nature (whether known or unknown, due or to become due, absolute or contingent, liquidated, accrued or otherwise) of PPPI and all such debts, liabilities, and obligations shall remain the debts, liabilities, and obligations of PPPI. Specifically, but without limiting the generality of the foregoing, all debts and obligations which have arisen in connection with the business of the Stores or the Purchased Assets on or prior to the Effective Date and which are not specifically assumed by Paper Warehouse shall be the sole and exclusive responsibility of PPPI.

       2.5 OFFSET. Paper Warehouse may offset any amount owing to PPPI under this Agreement by an amount equal to any amounts which PPPI or Hazan owes to Paper Warehouse or Paper Warehouse Franchising, Inc.


                                     ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PPPI AND HAZAN

       PPPI and Hazan jointly and severally represent and warrant to Paper Warehouse that the following statements were true and correct as of the Effective Date as if made on that date and will be true and correct as of the Closing Date as if made on said date:

       3.1    AUTHORITY.

              (a) PPPI is a corporation duly organized and existing and in good standing under the laws of the State of Arizona, and is entitled to own or lease its properties and to conduct its business as presently conducted. PPPI has full power and authority to transfer, assign, convey and deliver to Paper Warehouse the Purchased Assets as provided herein.

              (b) The execution and delivery of this Agreement do not and the consummation by each of PPPI and Hazan of the transactions contemplated this Agreement will not (i) conflict with or result in a breach of the Articles of Incorporation or Bylaws of PPPI, (ii) conflict with, or result in a breach of, or constitute a default under any material agreement or instrument to which PPPI or Hazan is a party or by which either of them is bound, and (iii) violate any provision of any judicial or governmental decree, order or judgment to which PPPI or Hazan is a party or by which either of them is bound.

              (c) All corporate and other proceedings necessary to be taken by PPPI in connection with the transactions provided for by this Agreement and necessary to make the same effective have been duly and validly taken, and this Agreement has been duly and validly executed and delivered by PPPI and Hazan and constitutes a valid and binding obligation of PPPI and Hazan and is enforceable in accordance with its terms.

       3.2 SOLE SHAREHOLDER. Hazan (95%) and Linda Taylor (5%) are the only shareholders of PPPI and no other person holds stock or any other equity interest in PPPI.

       3.3 FINANCIAL STATEMENTS. PPPI has furnished to Paper Warehouse the unaudited balance sheet of PPPI dated October 31, 1998, attached hereto as
SCHEDULE 3.3 (the "Latest Balance Sheet"). The Latest Balance Sheet has been prepared in accordance with past practices of PPPI, consistently applied, and fairly presents the financial position, asset and liabilities (whether accrued, absolute, contingent or otherwise) of PPPI on the date indicated and the results of its operations for the period then ended.

       3.4 UNDISCLOSED LIABILITIES. PPPI does not have any material liability or obligation, whether due or to become due, absolute or contingent, liquidated, accrued or otherwise, including any liability for federal, state, local or foreign taxes which (a) is not reflected or reserved against on the Latest Balance Sheet, or (b) has arisen since the date of the Latest Balance Sheet and which is materially adverse to the business, assets or operations of PPPI or any of the Stores, or (c) is not referred to in this Agreement or in any exhibit or schedule attached hereto.

       3.5 TITLE TO PROPERTIES. Except as specifically noted in SCHEDULE 3.5 attached hereto, PPPI has good and marketable title to all of the Purchased Assets, real and personal (including those reflected in the Latest Balance Sheet, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens and encumbrances of any nature whatsoever, other than (a) liens for taxes not yet due and payable and (b) liens which may be created under applicable bulk sales laws. Except for personal property that is leased by PPPI for use in the business of any of the Stores, all of the Purchased Assets are owned by PPPI. All of such personal property leases are listed on SCHEDULE 3.10 attached hereto.

       3.6 CONDITION OF PERSONAL PROPERTY. The Fixtures are in good and serviceable condition and repair, reasonable wear and tear excepted.

       3.7 CONDUCT OF BUSINESS. Since the date of the Latest Balance Sheet, there has not been and, between the date of this Agreement and the Closing, neither PPPI nor Hazan shall cause or take any action, or fail to take any action which results in:

              (a) any material adverse change in the operation of the business of any of the Stores;

              (b) any change in the accounting methods or practices followed by PPPI which would cause the Latest Balance Sheet and any other financial information supplied to Paper Warehouse by PPPI to be inconsistent or not comparable for purposes of interpretation thereof;

              (c) any sale, lease, abandonment or other disposition by PPPI of any of the assets or property of PPPI other than sales of inventory and the utilization of supplies in the ordinary course of business;

              (d) any material increase in the compensation of any employee of PPPI or any of the Stores, or any material increase in any benefits of any employee of PPPI or any of the Stores under any employee benefit program, or, except as good business practice may dictate, any termination of any of its key employees' employment;

              (e) any business interruption, damage, loss or other occurrence having a material adverse effect on the Purchased Assets or the business of any of the Stores, whether or not covered by insurance;

              (f) any terminations, changes or violations of any of the leases, contracts, commitments, licenses or other arrangements of PPPI having a material adverse effect on the Purchased Assets or the business of any of the Stores;

              (g) any violations of any permits, licenses, laws or regulations having a material adverse effect on the Purchased Assets or the business of any of the Stores; or

              (h) any other occurrence, event or condition of which PPPI or Hazan has knowledge which does or may have a material adverse effect on the Purchased Assets or the business of any of the Stores.

       3.8 LITIGATION; ORDERS. There are no claims, actions, suits proceedings or investigations pending or, to the best knowledge of PPPI or Hazan, threatened at law or in equity by a federal, state, municipal or other governmental department, bureau, agency or instrumentality wherever located, which if adversely determined would have a material adverse effect on the business, assets or financial condition of PPPI or any of the Stores or would prevent or hinder the consummation of the purchase contemplated by this Agreement. PPPI is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, local or other governmental department, bureau, agency or instrumentality wherever located.

       3.9 REAL ESTATE; LEASES. Neither PPPI nor Hazan owns or has title to any real estate relating to any of the Stores. Attached hereto as SCHEDULE 3.9 is a true and complete list of all real estate leases (including all amendments and supplements thereto) relating to any of the Stores (the "Leases"). True and complete copies of all Leases have been delivered by PPPI to Paper Warehouse. PPPI is the sole owner of all the lessee or sublessee rights under the Leases and has not sold, assigned or otherwise transferred to any individual or entity any of its rights under any of the Leases. PPPI has performed all material obligations required to be performed by it to date under the Leases. To the best knowledge of PPPI and Hazan, PPPI is not in default under, and there are no facts which, with notice and/or the passage of time, would constitute a default under, any of the Leases which would have a material adverse effect on the business, assets, or financial condition of PPPI or any of the Stores. To the knowledge of PPPI and Hazan, no other party to any of the Leases is in material default thereunder. The leasehold improvements located in the Stores are in good condition, normal wear and tear excepted, and the heating, air conditioning, plumbing and electrical systems of such spaces are in good operating order and sufficient for operation of a Paper Warehouse-Registered Trademark- store. To the best knowledge of PPPI and Hazan, no condition exists and no activity has ever been conducted on the real estate on which the Stores are located which has given rise to, or may give rise to, any liability under any federal, state or local environmental protection, health, safety or similar law.

       3.10 CONTRACTS. Attached hereto as SCHEDULE 3.10 is a true and complete list describing briefly each contract, agreement or arrangement relating to each of the Stores, other than the Leases or the Franchise Agreements, to which PPPI or Hazan is a party, or by which PPPI or any of its assets are bound (the "Contracts"). True and complete copies of all Contracts, including all amendments and supplements thereto, have been delivered by PPPI to Paper Warehouse. PPPI has performed all material obligations required to be performed by it to date and, to the best knowledge of PPPI and Hazan, is not in default under any of the Contracts, which would have a material adverse effect on the business, assets, or financial condition of PPPI or any of the Stores. To the knowledge of PPPI and Hazan, no other party to any of the Contracts is in material default thereunder.

       3.11 TAX MATTERS. PPPI has filed all federal, state, local and foreign tax returns required to be filed by it and all taxes shown to be due thereon have been paid by it in a timely manner.

       3.12 LABOR MATTERS; BENEFITS. PPPI has no written employment agreements or other agreements providing for payment of a salary, commission or fee by PPPI in connection with the business of any of the Stores. Except for compensation to its employees consisting of wages, salaries, vacations and holidays consistent with normal business practices and except as provided in
SCHEDULE 3.12 attached hereto, PPPI does not maintain (i) any pension, retirement, disability, medical, dental, or other death benefit plant, profit sharing, deferred compensation, stock option, or severance plan, including, without limitation, any "pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Plan"), (ii) any "welfare plan" as defined in Section 3(1) of ERISA ("Welfare Plan"), or (iii) any other plan, fund, contract, program, policy, agreement and arrangement (whether written or not) which is sponsored, maintained or contributed or required to be contributed to by PPPI, whether or not any of the foregoing are funded.

       With respect to any Pension/Welfare Plan referred to in SCHEDULE 3.12:

              (a) Such Pension/Welfare Plans reflect the applicable requirements of ERISA to the extent required by law and such Pension/Welfare Plans and their related trusts have received or requested favorable determinations from the Internal Revenue Service holding that such Pension/Welfare Plans and trusts qualify under Section 401 et seq. and other applicable provisions of the Internal Revenue Code of 1986, as amended. Each of the Pension/Welfare Plans is in material compliance, and has been administered in accordance, with the applicable provisions of the Internal Revenue Code and ERISA;

              (b) There is no current matter which would adversely affect the qualified tax exempt status of any such Pension/Welfare Plan and trust under the Internal Revenue Code;

              (c) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Pension/Welfare Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and IRC
       Section 4980B (collectively, "COBRA") have been met with respect to each Welfare Plan;

              (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Pension Plan and all contributions for any period ending on or before the Closing which are not yet due have been paid to each Pension Plan or accrued in accordance with the past custom and practice of PPPI. All premiums or other payments due for all periods ending on or before the Closing have been paid (or, with respect to those not yet due, will have been paid on or before Closing) with respect to each Welfare Plan;

              (e) PPPI has delivered or will deliver to Paper Warehouse correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent
       Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Pension/Welfare Plan; and

              (f) Neither the Pension/Welfare Plans nor trusts created thereunder, nor any trustee, investment manager or administrator thereof, has engaged in a non-exempt "prohibited transaction" as such term is defined in ERISA Section 406 and IRC Section 4975.

              All the accrued obligations of PPPI, whether arising by operation of law, by contract or by past custom, for payments by it to trust or other funds or any governmental agency with respect to unemployment compensation benefits and social security benefits have been paid prior to Closing or, if due after Closing, shall be paid when due under applicable laws and regulations.
All accrued vacation benefits payable to employees of PPPI shall have been paid prior to or contemporaneously with Closing. All other accrued benefits of employees of PPPI, and all other reasonably anticipated obligations of PPPI, whether arising by operation of law, by contract or by past custom, for holiday pay, bonuses or other forms of compensation or benefits which are and may become payable to employees of PPPI shall be paid in accordance with the provisions of applicable laws, regulations, benefit plans or policies, as the case may be. In no event shall Paper Warehouse assume or be responsible for past or future obligations of PPPI to any employee, including any obligations to pay salary, benefits, severance pay, vacation pay or other benefits to any employee, regardless of whether such employees are hired by Paper Warehouse.

       3.13 COMPLIANCE WITH LAWS. PPPI is in compliance in all material respects with all applicable laws, regulations and orders of federal, state, local and foreign governments and all agencies and courts thereof, which affect the business of any of the Stores or any owned or leased properties of PPPI used in connection with the business of any of the Stores and to which PPPI may be subject and, to the best knowledge of PPPI and Hazan, no claims have been filed and are outstanding against PPPI alleging a violation of any such laws, regulations or orders.

       3.14 PERMITS; LICENSES. PPPI holds all of the material permits, licenses, certificates or other authorizations of federal, state, local or foreign governments and all agencies and courts thereof required for the conduct of the business of each of the Stores. Attached hereto as SCHEDULE 3.14 is a true and complete list of all such permits, licenses, certificates or other authorizations. PPPI has performed all material obligations required to be performed by it to date under, and, to the best knowledge of PPPI and Hazan, is not in default under any such permits, licenses, certificates or other authorizations.

       3.15 COMPLETENESS OF DISCLOSURE. Neither this Agreement nor any exhibit, certificate, instrument or other information furnished or to be furnished to Paper Warehouse pursuant to this

Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or, to the best knowledge of PPPI and Hazan, omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. Neither PPPI nor Hazan knows of any fact which materially adversely affects the present or proposed business or condition (financial or otherwise) of any of the Stores, PPPI or any of the Purchased Assets which has not been set forth herein or in any exhibit, schedule, certificate or other instrument furnished to Paper Warehouse pursuant to this Agreement.


                                      ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PAPER WAREHOUSE

              Paper Warehouse represents and warrants to PPPI and Hazan that the following statements were true and correct as of the Effective Date as if made on that date and will be true and correct as of the Closing Date as if made on said date:

       4.1    AUTHORITY.

              (a) Paper Warehouse is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the corporate power to own or lease its current properties and conduct its business as presently conducted. Paper Warehouse has full power and authority to complete the transactions contemplated by this Agreement.

              (b) The execution and delivery of this Agreement do not and the consummation by Paper Warehouse of the transactions contemplated this Agreement will not (i) conflict with or result in a breach of the Articles of Incorporation or Bylaws of Paper Warehouse, (ii) to the best knowledge of Paper Warehouse, conflict with, or result in a breach of, or constitute a default under any agreement or instrument to which Paper Warehouse is a party or by which it is bound, and (iii) to the best knowledge of Paper Warehouse, violate any provision of any judicial or governmental decree, order or judgment to which Paper Warehouse is a party or by which it is bound.

              (c) All corporate and other proceedings necessary to be taken by Paper Warehouse in connection with the transactions provided for by this Agreement and necessary to make the same effective have been duly and validly taken, and this Agreement has been duly and validly executed and delivered by Paper Warehouse and constitutes a valid and binding obligation of Paper Warehouse and is enforceable in accordance with its terms.

       4.2 COMPLETENESS OF DISCLOSURE. To the knowledge of Paper Warehouse, neither this Agreement nor any exhibit, certificate or other instrument furnished or to be furnished to PPPI by Paper Warehouse pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. Paper Warehouse knows of no fact which materially adversely affects the present business or condition (financial or otherwise) of Paper Warehouse or its assets which may materially affect the ability of Paper Warehouse to pay the Purchase Price which has not been set forth herein or in any exhibit, schedule, certificate or other instrument furnished to PPPI or Hazan pursuant to this Agreement.


                                      ARTICLE V
                             COVENANTS OF PPPI AND HAZAN

       Between the date of this Agreement and the Closing:

       5.1 ACCESS TO PPPI. PPPI and Hazan shall afford to the officers and authorized representatives of Paper Warehouse access to the premises, properties, books and records of PPPI relating to each of the Stores, and PPPI shall furnish Paper Warehouse with such additional financial and operating data and other information as to the business and properties of each of the Stores as Paper Warehouse may from time to time reasonably request.

       5.2 CONSENTS OF THIRD PARTIES. PPPI and Hazan shall use its/her best efforts to obtain in writing all consents of third persons required to permit PPPI to perform all the commitments made by PPPI in this Agreement and to satisfy all the conditions to be satisfied by PPPI.

       5.3 PRESERVATION OF BUSINESS ORGANIZATION AND OPERATION OF STORE PENDING THE CLOSING. Pending the Closing of the purchase contemplated by this Agreement, PPPI and Hazan shall use its/her best efforts to preserve PPPI's relationships with its principal suppliers and principal customers and dealers and PPPI will not take any action or do any act that would adversely affect the continuous operation of any of the Stores.

       5.4 EXCLUSIVE RELATIONSHIP WITH PAPER WAREHOUSE. Until the termination of this Agreement or the Closing, whichever occurs first, PPPI shall not offer any assets of any of the Stores to any prospective purchasers other than Paper Warehouse (except for sale of inventory in the ordinary course of business prior to the Closing Date), nor conduct any negotiations or discussions with prospective purchasers (other than Paper Warehouse) of such assets (except for sale of inventory in the ordinary course of business prior to the Closing
Date) or for the sale of equity interests toward that end.


                                   ARTICLE VI
                        COVENANTS OF PAPER WAREHOUSE

       Between the date of this Agreement and the Closing:

       6.1 CONSENTS OF THIRD PARTIES. Paper Warehouse shall use its best efforts to obtain in writing all consents of third persons required to permit Paper Warehouse to perform all commitments made by Paper Warehouse in this Agreement and to satisfy all the conditions to be satisfied by Paper Warehouse.

                                   ARTICLE VII
                  MUTUAL COVENANTS AND POST-CLOSING COVENANTS

       7.1 BROKERS. Paper Warehouse shall hold PPPI and Hazan, and PPPI and Hazan shall hold Paper Warehouse and its affiliates, harmless against any and all claims or liabilities asserted by or due to any brokers, finders or consultants upon the basis of an engagement by PPPI or by Paper Warehouse, as the case may be, in connection with this Agreement and the transactions contemplated hereby.

       7.2 POST-CLOSING COVENANT TO TRANSMIT RECEIVABLES. If, after Closing, PPPI and/or Hazan receives any payments due to Paper Warehouse under the terms of this Agreement as a result of receivables arising from the sale of inventory or relating to the Purchased Assets or any of the Stores after the Effective Date, PPPI and/or Hazan shall immediately transmit such funds to Paper Warehouse. If, after Closing, Paper Warehouse receives any payments due to PPPI and/or Hazan under the terms of this Agreement as a result of receivables arising from the sale of inventory or relating to the Purchased Assets or any of the Stores prior to the Effective Date, Paper Warehouse shall immediately transmit such funds to PPPI and/or Hazan.

       7.3 WAIVER OF COMPLIANCE WITH APPLICABLE BULK SALES LAWS. PPPI, Hazan and Paper Warehouse hereby waive compliance with any applicable bulk sales laws with respect to transfer and conveyance of the Purchased Assets, provided that
(a) PPPI and Hazan shall discharge all debts, liabilities and obligations not specifically assumed by Paper Warehouse under this Agreement in a timely and commercially reasonable manner but no later than 45 days following the Closing Date, and (b) PPPI and Hazan shall fully indemnify and hold Paper Warehouse harmless against any claim based on failure to comply with any applicable bulk sales laws, as more fully set forth in Article XI hereof.

       7.4 POST-CLOSING COVENANT TO DISCHARGE OBLIGATIONS TO EMPLOYEES OF PPPI. PPPI and/or Hazan shall discharge all payment obligations to employees of any of the Stores which are accrued as of the Effective Date (including accrued salary, expense reimbursements and benefits which may be accrued under any plan or agreement for the benefit of employees) in a timely and commercially reasonable manner but no later than 45 days following the Closing Date.

       7.5 POST-CLOSING COVENANT TO DISCHARGE OBLIGATIONS TO THIRD PARTIES. PPPI and/or Hazan shall discharge all debts, liabilities and obligations not specifically assumed by Paper Warehouse under this Agreement in a timely and commercially reasonable manner but no later than 45 days following the Closing Date.

       7.6 INSURANCE POLICIES. The parties hereto agree that Paper Warehouse shall not purchase any insurance policies of PPPI relating to the Purchased Assets or any of the Stores, and after the date of Closing, PPPI may, at its option, cancel all such policies of insurance.

       7.7 COST OF INVENTORY. PPPI and Paper Warehouse agree to split evenly the cost of the inventory count conducted on November 5 and November 9, 1998 by RGIS Inventory Service. The amount owing to Paper Warehouse by PPPI for the cost of such inventory count shall be paid by

PPPI to Paper Warehouse by offsetting such amount against the Cash Purchase Price to be paid by Paper Warehouse to PPPI.


                                  ARTICLE VIII
                               CLOSING CONDITIONS

       8.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PAPER WAREHOUSE. All obligations of Paper Warehouse under this Agreement are, at the option of the Paper Warehouse, subject to fulfillment of each of the following conditions on or prior to the Closing Date:

              (a) Paper Warehouse shall have obtained an assignment of the Leases with the consent of the landlords identified on such Leases in form and content satisfactory to Paper Warehouse or, at Paper Warehouse's option, shall have terminated one or more of the Leases and entered into one or more new leases for the Stores.

              (b) The representations and warranties of PPPI and Hazan contained in this Agreement or in any exhibit, schedule, certificate or document delivered hereunder or otherwise in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the Closing as though such representations and warranties were made on and as of such dates. All terms and conditions of this Agreement to be complied with and performed by PPPI and Hazan on or before the date of the Closing will have been duly complied with and performed.

              (c) As of the date of the Closing, no claim, action, suit or proceedings shall be pending or threatened against PPPI, Hazan, or Paper Warehouse, which, if adversely determined, would prevent or hinder the consummation of the transaction and other actions contemplated hereby or result in the payment of substantial damages as a result of such transaction and action.

              (d) All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall have been approved as to legal sufficiency by Gray, Plant, Mooty, Mooty & Bennett, P.A., legal counsel to Paper Warehouse.

              (e) There shall have been no material misrepresentation or omission to state any material fact by PPPI or Hazan in connection with the information provided to Paper Warehouse relative to the transactions contemplated by this Agreement.

              (f) PPPI shall have delivered to Paper Warehouse the instruments of transfer, assignment and conveyance, warranty of title and other documents as described in Article IX hereof.

              (g) No material adverse events affecting any of the Stores shall have occurred prior to the date of the Closing.

              (h) PPPI and Hazan shall have provided, on a timely basis, such financial statements and supporting documentation as may be required by this Agreement.

              (i) As of the date of the Closing, there shall be no outstanding judgments or actions pending against PPPI or Hazan or any personnel of PPPI commenced by a governmental or regulatory agency or by any private party (except those as to which Paper Warehouse waives such condition in writing) or any unsatisfied liabilities, liens or encumbrances, which materially adversely affects the Purchased Assets, including the business of any of the Stores.

       8.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF PPPI AND HAZAN. The obligations of PPPI and Hazan under this Agreement are, at the option of PPPI and Hazan, subject to fulfillment of each of the following conditions on or prior to the Closing Date:

              (a) The representations and warranties of Paper Warehouse contained in this Agreement or in any exhibit, schedule, certificate or document delivered hereunder or otherwise in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the Closing as though such representations and warranties were made on and as of such dates. All terms, covenants and conditions of this Agreement to be complied with and performed by Paper Warehouse on or before the Closing will have been duly complied with and performed.

              (b) The Franchise Agreements shall have been terminated, and PPPI and Hazan shall have received from Paper Warehouse Franchising, Inc., written acknowledgment of such termination, pursuant to the terms of the Termination Agreements referenced in
       Section 9.2 of this Agreement.

              (c) There shall have been no material misrepresentation or omission to state any material fact by Paper Warehouse in connection with the information provided to PPPI and Hazan relative to the transactions contemplated by this Agreement.

              (d) Paper Warehouse shall have employed Hazan and Linda Taylor in accordance with the terms outlined in Paper Warehouse's letter to Jean Moskow dated September 28, 1998.


                                      ARTICLE IX
                                       CLOSING

       9.1 CLOSING DATE. The consummation and closing (the "Closing") of the purchase contemplated by this Agreement shall take place on December 17, 1998, or such other date to which the parties may agree, by mail, facsimile and/or phone (the "Closing Date") but shall be effective as of close of business on November 9, 1998 (the "Effective Date").

       9.2 CONVEYANCE OF ASSETS. PPPI shall, at the Closing, deliver to Paper Warehouse, in addition to the instruments and agreements listed in Article VIII hereof as prerequisites to Closing:

              (a) such bills of sale with covenants of general warranty, endorsements, assignments and other good and sufficient instruments of transfer, assignment, conveyance and release and satisfaction of liens and encumbrances in form reasonably satisfactory to Paper Warehouse and its counsel as shall be effective to vest in Paper Warehouse good and marketable title to all of the Purchased Assets, all as provided in this Agreement;

              (b) that portion of the Purchased Assets comprised of PPPI's contracts (including agreements with its personnel, customers, and business associates), contract amendments, commitments, leases, books, business records (including original invoices, receiving reports, bills of lading and purchase orders) and other data relating to the Purchased Assets;

              (c) Termination Agreements respecting the Franchise Agreements the form of which is attached hereto as EXHIBIT 9.2(c), executed by PPPI and Hazan (the "Termination Agreements"); and

              (d) A Subscription Agreement for the Paper Warehouse Common Stock, the form of which is attached hereto as EXHIBIT 9.2(d).

       9.3 PAPER WAREHOUSE'S OBLIGATIONS AT CLOSING. Paper Warehouse shall deliver the following documents to PPPI at the Closing:

              (a) Termination Agreements respecting the Franchise Agreements, executed by Paper Warehouse; and

              (b) Documents whereby Paper Warehouse formally assumes those obligations set forth in Sections 2.3(a) and 2.3(b) above.


                                      ARTICLE X
                        TERMINATION OF AGREEMENT AND REMEDIES

       10.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

              (a)    by written consent of Paper Warehouse and PPPI;

              (b) by Paper Warehouse if there has been a material misrepresentation or breach of the representations and warranties of PPPI or Hazan set forth herein or in any exhibit delivered pursuant hereto by such party;

              (c) by Paper Warehouse if the transactions contemplated by this Agreement have become impracticable by reason of the institution or threat by state, local, or federal government authorities, or by any other person, of material litigation or proceedings against PPPI, which may materially affect the Purchased Assets, or the prospects for profitable operation of the Store;

              (d) by Paper Warehouse if PPPI or Hazan fails to fulfill those obligations set forth in Section 8.1 above; or

              (e) by PPPI if Paper Warehouse fails to fulfill those obligations set forth in Section 8.2 above.

       10.2   RESCISSION.  If this Agreement is terminated pursuant to Section
10.1 without a material default, material misrepresentation or breach of warranty by either party, or because of the failure to satisfy any of the conditions specified in Article VIII for reasons other than a material breach of any party, then all further obligations of the parties to this Agreement under this Agreement shall terminate without liability.

       10.3 REMEDIES. In the event of the breach of this Agreement or any party's failure to perform the covenants set forth in this Agreement or delivered hereunder, the measure of damages at law to the affected party will be difficult to ascertain and the remedy at law may be inadequate. Accordingly, PPPI and Paper Warehouse agree that they shall be entitled to the remedy of specific performance to enforce the terms and conditions of this Agreement. If any dispute between the parties concerning this Agreement leads to legal action, the prevailing party shall be entitled to reimbursement by the other party for all of its costs and expenses incurred in such action, including its reasonable attorneys' fees.


                                      ARTICLE XI
                               POST-CLOSING OBLIGATIONS

       11.1 INDEMNIFICATION OF PAPER WAREHOUSE. Each of PPPI and Hazan agrees to defend, indemnify and hold Paper Warehouse harmless from, against and in respect of:

              (a) any and all losses, damages or deficiencies resulting from any and all misrepresentations or breaches of warranty or covenants by PPPI or Hazan made or contained in (i) this Agreement or (ii) in any agreement, list, document, exhibit or schedule delivered to Paper Warehouse under or in connection with this Agreement or the transaction contemplated herein;

              (b) any and all claims relating to failure to comply with any applicable bulk sales law in connection with the transactions contemplated by this Agreement;

              (c) any and all obligations, liabilities, or commitments arising with respect to the Store and the Purchased Assets before the Effective Date which are not specifically assumed by Paper Warehouse under the terms of this Agreement; and

              (d) all costs and expenses incident to any and all claims, suits, proceedings, claims, demands, assessments or judgments in respect to subsection (a), (b), or (c) above, including legal and accounting fees and expenses;

PROVIDED, HOWEVER, that if any such action, suit or proceeding is commenced against Paper Warehouse or if any such claim, demand or assessment is asserted against Paper Warehouse for which Paper Warehouse proposes to demand indemnification, PPPI and Hazan shall be notified to that effect with reasonable promptness and shall have the right, but not the obligation, to assume the entire control of the defense, compromise or settlement thereof, including, at their own expense, employment of counsel reasonably satisfactory to Paper Warehouse and, in connection therewith, Paper Warehouse shall cooperate fully to make available to PPPI all pertinent information under its control.

       11.2 INDEMNIFICATION OF PPPI AND HAZAN. Paper Warehouse agrees to defend, indemnify and hold PPPI and Hazan harmless from, against and in respect of:

              (a) any and all losses, damages or deficiencies resulting from any and all misrepresentations or breaches of warranty or covenants by Paper Warehouse made or contained in (i) this Agreement or (ii) in any agreement, list, document, exhibit or schedule delivered to PPPI under or in connection with this Agreement or the transactions contemplated herein;

              (b) any and all obligations, liabilities, or commitments arising with respect to the Store and the Purchased Assets after the Effective Date; and

              (c) all costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect to subsection (a) or (b) above, including legal and accounting fees and expenses;

PROVIDED, HOWEVER, that if any such action, suit or proceeding is commenced against PPPI or Hazan or any such claim, demand or assessment is asserted against PPPI or Hazan for which PPPI or Hazan proposes to demand indemnification, Paper Warehouse shall be notified to that effect with reasonable promptness and shall have the right, but not the obligation, to assume the entire control of the defense, compromise or settlement thereof, including, at its own expense, employment of counsel reasonably satisfactory to PPPI and Hazan and, in connection therewith, PPPI and Hazan shall cooperate fully to make available to Paper Warehouse all pertinent information under their control.

       11.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATION ON INDEMNIFICATION. Each of the representations and warranties of made by PPPI, Hazan and Paper Warehouse in this Agreement shall survive for a period of two years after the Closing Date, provided, however, that the representations and warranties made in Section 3.5 of this Agreement (relating to title to properties) shall survive without limitation, the representations and warranties made in Section 3.11 of this Agreement (relating to tax matters) shall survive until the applicable statutes of limitations relating to tax matters shall have expired, and the representations and warranties made in Section

3.13 of this Agreement (relating to compliance with laws) shall survive for a period of five years after the Closing Date. After the expiration date of any representations and warranties no claim for indemnification based on such representations and warranties may be asserted by PPPI, Hazan or Paper Warehouse, except that claims first asserted in writing with reasonable detail before the expiration date may be pursued until they are finally resolved.

       11.4 NONCOMPETITION. PPPI and Hazan shall be subject to the noncompetition provisions set forth in the Termination Agreement.


                                     ARTICLE XII
                                   GENERAL MATTERS

       12.1 NOTICES. All notices provided for in this Agreement shall be in writing and hand delivered or sent by certified or registered mail, return receipt requested, directed as follows:

       To Paper Warehouse:                    Paper Warehouse, Inc.
                                              7630 Excelsior Boulevard
                                              Minneapolis, Minnesota 55426
                                              Attn:  Cheryl W. Newell

       with a copy to:                        Brian B. Schnell, Esq.
                                              Gray, Plant, Mooty,
                                                Mooty & Bennett, P.A.
                                              3400 City Center
                                              33 South Sixth Street
                                              Minneapolis, Minnesota 55402

       To PPPI and                            Susan Hazan
       Hazan:                                 1001 East Via Soledad
                                              Tucson, Arizona 85718

       with a copy to:                        Jean Moskow, Esq.
                                              Butler & Stein, P.C.
                                              110 South Church Avenue
                                              Suite 9300
                                              Tucson, Arizona 85701

Notice, if mailed, shall be deemed effective as of the date such notice is deposited in the United States mail, certified, return receipt requested, postage prepaid and properly addressed to the address listed above or to such other address as the parties may so notify each other of pursuant to the terms of this Section 12.1.

       12.2 PARTIES IN INTEREST. This Agreement shall benefit and bind the parties hereto, and their respective heirs, successors and assigns.

       12.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       12.4 COMPLETE AGREEMENT. This Agreement, together with the agreements, instruments and documents contemplated by this Agreement, is intended by the parties as the final and binding expression of their agreement and as the complete and exclusive statement of the terms hereof and thereof. This Agreement supersedes and revokes all prior negotiations, representations and agreements, whether oral or written, including Paper Warehouse's letter of intent dated September 28, 1998 and PPPI's attorney's response thereto dated October 6, 1998, relating to the subject matter hereof or thereof. This Agreement may be supplemented, altered, amended or revoked only by a writing signed by each of the parties hereto.

       12.5 APPLICABLE LAW. This Agreement was made and entered into in the State of Minnesota and the laws of the State of Minnesota (without regard to its conflicts of laws rules) shall govern and be applicable to this Agreement and any construction and interpretation thereof.

       12.6 INDEPENDENT INVESTIGATION. Each of the parties hereto acknowledges that it/he has conducted an independent investigation of the transaction contemplated hereby and, in entering into this Agreement, has not relied upon any representation or inducement of any other party to this Agreement that it/he has not independently confirmed or examined.

       12.7 TAX IMPLICATIONS. NONE OF THE PARTIES TO THIS AGREEMENT WARRANT ANY TAX ASPECTS OF THE TRANSACTION CONTEMPLATED HEREBY. NOTHING HEREIN, OR ANY EXHIBIT OR OTHER INFORMATION FURNISHED IN CONNECTION HERETO, SHALL BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH PARTY TO THIS AGREEMENT IS URGED TO CONSULT WITH HIS/HER/ITS OWN TAX ADVISOR AS TO THE TAX IMPLICATIONS OF THIS TRANSACTION ON HIS/HER/ITS OWN AFFAIRS. THERE SHALL BE NO RECOURSE BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO BY REASON OF THE FACT THAT THE EXECUTION OF CONSUMMATION OF THIS AGREEMENT OR OF ANY TRANSACTION CONTEMPLATED HEREBY DOES NOT HAVE THE SAME TAX CONSEQUENCES AFFECTING SUCH PARTY AS MAY BE ANTICIPATED BY SUCH PARTY.

       12.8 FURTHER ASSURANCES. On the Closing Date, and from time to time thereafter, at the request of any party, any of the other parties will (a) execute and deliver to the requesting party all assignments, endorsements and other documents, and take such other actions, as the requesting party may reasonably request in order to (i) accomplish the purposes and transactions contemplated in this Agreement, (ii) more effectively transfer and assign to the requesting party the rights granted to the requesting party pursuant to this Agreement, (iii) confirm the title of the requesting party thereto, and (iv) assist the requesting party in exercising its rights with respect thereto and under this Agreement, and (b) obtain assignments, endorsements and other documents from, and compel action by any affiliate of any party who or which may have or claim any rights to or interest in the Purchased Assets or the Store.

       12.9 FEES AND EXPENSES. Each party to this Agreement shall pay all fees and disbursements of its respective legal counsel, accountants, and other agents, representatives and advisors arising in connection with this Agreement and the transactions contemplated hereby.

                      [Rest of page intentionally left blank]

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PAPER WAREHOUSE, INC.                     PRICKLY PEAR PAPER, INC.


By    /s/ Cheryl W. Newell                By    /s/ Susan B. Hazan
  ----------------------------------        ------------------------------------
       Cheryl W. Newell, Chief                 Susan Hazan, President
        Financial Officer

                                          SUSAN HAZAN


                                             /s/ Susan Hazan
                                          --------------------------------------
                                                 Susan Hazan, individually

                                    SCHEDULE 1.2

                                      FIXTURES

1.  See attached list.

                                    SCHEDULE 3.3

                                FINANCIAL STATEMENTS

1.  See attached copy of Latest Balance Sheet.

                                    SCHEDULE 3.5

                                 TITLE TO PROPERTY

1. National Bank of Arizona claims a security interest in all inventory, furniture and equipment of PPPI, including (i) all accessions, additions, replacements and substitutions relating thereto, (ii) all records of any kind relating thereto, and (iii) all proceeds relating thereto. In connection with the Closing, Paper Warehouse will pay a portion of the Purchase Price to National Bank of Arizona on behalf of PPPI so that National Bank of Arizona will release its security interest in all of the Purchased Assets.

                                    SCHEDULE 3.9

                                       LEASES

1. Lease of real property at 7070 East 22nd Street, Tucson, Arizona. Paper Warehouse will assume from and after the Effective Date.

2. Lease of real property at 7401 N. La Cholla Boulevard (Foothills Mall), Tucson, Arizona. Paper Warehouse will assume from and after the Effective Date.

3. Lease of real property at 405 East Wetmore, Tucson, Arizona. Paper Warehouse will assume from and after the Effective Date.

4. Lease of real property at 4861 East Grant, Tucson, Arizona. Paper Warehouse will assume from and after the Effective Date.

                                   SCHEDULE 3.10

                                     CONTRACTS

1.     GENERAL

       (a) See contracts listed on Schedule 3.12. Paper Warehouse will not assume.

2.     FOOTHILLS MALL

       (a)    Business Music, Inc.
              Effective 09/30/97 for a period of 60 months, with automatic renewal clause. Paper Warehouse will not assume.

       (b)    Honeywell, Inc., Home and Building Control
              Security System
              Effective 10/07/97 for a period of 60 months, with automatic renewal clause. Paper Warehouse will not assume.

       (c)    Truly Nolen Exterminating, Inc.
              Commercial Pest Management Agreement
              Effective 12/97 for a period of one year, with automatic renewal clause. Paper Warehouse will assume from and after the Effective Date.

3.     405 E. WETMORE

       (a)    Business Music, Inc.
              Effective 03/05/97 for a period of 60 months, with automatic renewal clause. Paper Warehouse will not assume.

       (b)    Honeywell, Inc., Protection Services Division
              Burglar Alarm System
              Effective __/08/90 for a period of 60 months, with automatic renewal clause. Paper Warehouse will not assume.

       (c)    Truly Nolen Exterminating, Inc.
              Commercial Pest Management Agreement
              Effective 05/16/97 for a period of one year, with automatic renewal clause. Paper Warehouse will assume from and after the Effective Date.

       (c)    ACS Air Conditioning Services
              Preventive Maintenance Agreement
              3-times a year Maintenance and Inspection
              Effective 11/01/98 for a period of one year. Paper Warehouse will assume from and after the Effective Date.

       (e)    Yellow Pages Co.
              (National Internet Yellow Pages Directory)
              12-month term
              10/98.  Paper Warehouse will not assume.

4.     4861 E. GRANT

       (a)    Business Music, Inc.
              Effective 03/07/97 for a period of 60 months, with automatic renewal clause. Paper Warehouse will not assume.

       (b)    Honeywell, Inc., Home and Building Control
              Security System
              Effective 09/11/95 for a period of 60 months, with automatic renewal clause. Paper Warehouse will not assume.

       (c)    Tucson Newspapers
              Retail/National Advertising Contract
              12-month term
              Effective 08/31/98 for a period of one year. Paper Warehouse will assume from and after the Effective Date.

       (d)    ACS Air Conditioning Services
              Preventive Maintenance Agreement
              3-times a year Maintenance and Inspection
              Effective 11/01/98 for a period of one year. Paper Warehouse will assume from and after the Effective Date.

5.     7070 E. 22ND STREET

       (a)    Business Music, Inc.
              Effective 03/05/97 for a period of 60 months, with automatic renewal clause. Paper Warehouse will not assume.

       (b)    Honeywell, Inc., Protection Services
              Burglar Alarm System
              Effective 11/08/95 for a period of 60 months, with automatic renewal clause. Paper Warehouse will not assume.

       (c)    ACS Air Conditioning Services
              Preventive Maintenance Agreement
              3-times a year Maintenance and Inspection
              Effective 11/01/98 for a period of one year. Paper Warehouse will assume from and after the Effective Date.

       (d)    Truly Nolen Exterminating, Inc.
              Commercial Pest Management Agreement
              Pigeons on Sign
              Service Schedule:  April
              Effective 04/09/98 for a period of one year, with automatic renewal clause. Paper Warehouse will assume from and after the Effective Date.

       (e)    Truly Nolen Exterminating, Inc.
              Commercial Pest Management Agreement
              Effective 07/23/97 for a period of one year, with automatic renewal clause. Paper Warehouse will assume from and after the Effective Date.

                                   SCHEDULE 3.12

                              LABOR MATTERS; BENEFITS

1.     PPPI maintains a 401(k) Plan for its employees.

2.     PPPI maintains a health insurance plan for its employees.

                                   SCHEDULE 3.14

                                 PERMITS; LICENSES

1.  7070 East 22nd Street

       Certificate of Occupancy (11-3-95)
       Business Privilege License (11-8-95) (#107536)
       Transaction Privilege License (10-8-88) (#10-125261-U)

2.  7401 N. La Cholla Boulevard (Foothills Mall)

       Certificate of Occupancy (10-17-97) (#P97CP10815)
       Transaction Privilege License (10-8-88) (#10-125261-U)

3.  405 E. Wetmore

       Certificate of Occupancy (2-6-90)
       Business Privilege License (3-1-90) (#108223)
       Transaction Privilege License (10-8-88) (#10-125261-U)

4.  4861 E. Grant

       Certificate of Occupancy (9-15-95)
       Business Privilege License (9-25-95) (#139136)
       Transaction Privilege License (10-8-88) (#10-125261-U)

Copies of each of these licenses are attached hereto.